Exhibit 99.1

RiceBran Technologies Sells SRB Business

Asset Sale is First Step of Previously Announced Strategic Review

TOMBALL, Texas, June 26, 2023 – RiceBran Technologies (NASDAQ: RIBT) (“RiceBran” or the “Company”), a global leader in the development and manufacture of nutritional and functional ingredients derived from rice and other small and ancient grains for food, nutraceutical, pet care and equine feed applications, today announced that it has sold its stabilized rice bran (“SRB”) business for total consideration of approximately $3.5 million, consisting of $1.8 million in cash and the assumption of $1.7 million of the Company’s real estate lease obligations on two operating facilities, to Stabil Nutrition, LLC.

The transaction is part of the previously disclosed strategic review by the Board of Directors who anticipate that, based upon first quarter 2023 results, this sale would decrease RiceBran’s projected annual net loss by approximately $2.2 million, including the reduction in selling, general and administrative expenses of $1.3 million, while not jeopardizing the estimated $54.4 million in federal and $46.0 million in state net operating loss carryforwards that the Company had amassed as of December 31, 2022.

The assets sold include two Company-owned manufacturing facilities in Dillon, Montana and Mermentau, Louisiana, as well as two leased facilities in West Sacramento, California and Lake Charles, Louisiana.

Eric Tompkins, RiceBran’s Executive Chairman, commented, “This transaction reduces our ongoing fixed costs and streamlines our organization while removing the impact of the derivatives business that has historically been challenged by production issues and increased competition. Further, this transaction provides us more flexibility as we continue to evaluate alternatives for our remaining assets.”

Additional terms of the transaction will be disclosed in a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”).

About RiceBran Technologies

RiceBran is a specialty ingredient company focused on the development, production, and marketing of products derived from traditional and ancient small grains. Notably, we are a global leader in the processing of rice, rice co-products, and barley and oat products. The target markets for our products include food and animal nutrition manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers, both domestically and internationally. More information can be found in the Company’s filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This press release includes statements concerning RiceBran and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” include, but are not limited to, statements about RiceBran’s intentions, beliefs or current expectations concerning, among other things, projections as to the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the Company’s business and future financial and operating results. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and the management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran’s filings with the SEC, including its most recent periodic reports. RiceBran does not undertake to update forward-looking statements in this press release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

Investor Contact

Rob Fink

FNK IR

ribt@fnkir.com

646.809.4048